UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 23, 2009

Advance America, Cash Advance Centers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of principal executive offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Settlement of Arkansas Litigation

On September 23, 2009, Advance America, Cash Advance Centers, Inc. (the “Company”) and Brenda McGinnis, the class representatives in the class action lawsuit of Brenda McGinnis v. Advance America Servicing of Arkansas, Inc., et al., entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”) for the purpose of resolving all claims in connection with deferred presentment transactions originated in Arkansas from June 1, 2006, through March 17, 2008 (the “Claims Period”).  The Settlement Agreement is subject to court approval and certain other conditions before it becomes final and the lawsuit is concluded.

Pursuant to the terms of the Settlement Agreement, the parties have agreed to, among other things, the following, without admitting fact, fault, or liability:

•                  The Company and its subsidiaries will be released from any and all claims and liability in connection with the offering of deferred presentment transactions under the Arkansas Check Casher’s Act during the Claims Period.

•                  Class members will be notified of the settlement and a claim form will be provided to them by direct mail on or before November 3, 2009, and class members will have until December 8, 2009, to opt out of the settlement or submit a claim to receive payment from the settlement fund.

•                  Class members will be entitled to file claims for the fees and interest they paid to the Company’s Arkansas subsidiary during the Claims Period pursuant to deferred presentment transactions entered into under the Arkansas Check Casher’s Act, less any principal amounts due and owing by them to the Company’s Arkansas subsidiary.

•                  Pursuant to the Settlement Agreement, the Company will pay the lesser of (1) $10.95 million or (2) actual claims made plus plaintiff’s attorney fees, administrative costs, and other costs associated with the litigation.  If claims made plus covered fees and costs exceed $10.95 million, then individual claim amounts will be reduced on a pro rata basis.

The Company will take a reserve for this settlement that will result in a charge against earnings in the third quarter of 2009.  The Company’s total claims liability should be known before the end of 2009; however, the Company will not make any payments under this settlement until the second quarter of 2010.

Separately, the previously disclosed agreement to settle the Magee and Johnson v. Advance America Servicing of Arkansas, Inc. case for an immaterial amount has been completed and that case has been dismissed with prejudice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 29, 2009

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By:	/s/ J. Patrick O’Shaughnessy
J. Patrick O’Shaughnessy
Chief Financial Officer and Executive Vice President